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                                                                   EXHIBIT 10.41

                                  GROUND LEASE

         This Ground Lease is made this 25th day of December, 1996 by and between Richard D. Cheek, Robert D. Cheek and Daniel S. Cheek, all Trustees under The Cheek Family Trust "D" utd March 1, 1995 (collectively, "LANDLORD") and PairGain Technologies, Inc., a Delaware corporation ("TENANT") upon the following terms and conditions:

                             BASIC LEASE PROVISIONS

         A. PREMISES: Lot No. 37, Tract No. 8590, a vacant parcel containing approximately 1.249 acres (54,406 sf) of land commonly known as 14381 Franklin Avenue, Tustin, California.

         B. USE OF PREMISES: Parking lot to accommodate approximately 150 cars.

         C. LEASE TERM: Eight (8) years with one option to extend the term for a period of five (5) years ("OPTION TERM").

                 Commencement Date: January 1, 1997

                 Expiration Date: December 31, 2004

         D. BASIC RENT. Four Thousand Nine Hundred Dollars ($4,900.00) per month. (Tenant shall be entitled to two (2) months free rent. Basic Rent shall be payable commencing March 1, 1997 as set forth in Paragraph 3 below).

         E. RENTAL ADJUSTMENT: During the Option Term, the rent shall be determined by applying a factor of nine percent (9%) to then fair market value for unimproved industrial land in the Tustin/Irvine business area. The resulting product shall be the annual rent during the Option Term. The monthly rent shall be one-twelfth (1/12) of the annual rent.

         F.      SECURITY DEPOSIT: Ten Thousand Dollars ($10,000.00).

         G.      ADDRESS FOR PAYMENTS AND NOTICES.

                 If to Landlord:  Cheek Family Trust "D"
                                  14341 Franklin Avenue
                                  Tustin, California 92680
                                  Attn.:   Richard D. Cheek, Trustee

                 If to Tenant:    PairGain Technologies, Inc.
                                  14402 Franklin Avenue
                                  Tustin, California 92680-7013
                                  Attn.: Rob Price, Controller

                            GROUND LEASE PROVISIONS.

         1. LEASED PREMISES. For and in consideration of the rent to be paid, covenants and conditions to be kept and performed by Tenant, Landlord does hereby lease to Tenant, and Tenant hereby hires from Landlord, that certain real property described in Item A of the Basic Lease Provisions (said real property and all improvements from time to time constructed thereon being hereinafter sometimes referred to as the "PREMISES").

         2.      TERMS.

                 (a) PRIMARY TERM. The Primary Term of this lease shall be for eight (8) years, commencing January 1, 1997 and ending on December 31, 2004, subject, however, to earlier termination as provided in Paragraph 18(i) of this Lease.





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                 (b)      OPTION TERM. Tenant shall have one (1) option to
extend the term of this Lease for an additional period of five (5) years ("OPTION TERM"), such Option Term to commence upon expiration of the Primary Term of this Lease and, except for the adjustment in the Basic Rent described in Section 4(b) hereinbelow, the same terms and conditions as herein set forth shall apply to such Option Term. If Tenant shall elect to exercise the aforesaid option, it shall do so by giving written notice to Landlord not less than thirty (30) days prior to expiration of the Primary Term of this Lease.

         3. COMMENCEMENT OF RENT AND PAYMENT OF EXPENSES. Tenant's obligation for the payment as set forth in Paragraph 4 below shall commence on March 1, 1997. Tenant's obligation for the payment of expenses provided in Paragraphs 8, 9, 10 and 11 below shall commence on January 1, 1997.

         4. BASIC RENT AND ADJUSTMENTS. Tenant hereby agrees to pay as rent for the use and occupancy of the Premises during the term of this Lease, without deduction or offset, at the time and in the manner as hereinafter provided, the following sums:

                 (a) BASIC RENT. A basic monthly rent in the amount specified in Item D of the Basic Lease Provisions, subject to adjustment as hereinafter provided, shall be payable monthly in advance on the Commencement Date and on the first day of each succeeding month thereafter for the entire Lease Term.

                 (b) BASIC RENT DURING OPTION TERM. The Basic Rent during the Option Term shall be determined by applying a factor to the then fair market value for unimproved industrial land in the Tustin/Irvine business area. The resulting product shall be the annual rent. The monthly rent shall be one-twelfth (1/12/) of the annual rent. The fair market value of the Premises shall be determined by an appraiser selected by Tenant and Landlord, which appraiser shall determine the fair market value of the Premises if it were then made available on the open market for the use set out in Paragraph 5 below but excluding the value of the Tenant's improvements thereon. However, in no event shall the Basic Rent as so adjusted be less than the Basic Rent otherwise payable immediately prior to such adjustment. The appraiser employed to determine the fair market value of the Premises must be a qualified MIA Appraiser with at least ten (10) years experience appraising industrial land. Such appraiser shall be appointed ninety (90) days or more prior to expiration of the Lease Term. Should Landlord and Tenant fail to appoint such appraiser prior to ninety (90) days from termination of the Lease Term, then either Landlord or Tenant shall have the right to apply to the Superior Court of Orange County, California to appoint such appraiser to establish the fair market value of the Premises. Such appraiser shall determine the fair market value of the Premises and render such finding in writing to the Landlord and Tenant sixty (60) days prior to expiration of the Lease Term. Such determination shall be final. The cost of such appraiser shall be divided equally between Landlord and Tenant.

         5. USE. Tenant shall use the Premises for the operation of the facilities described in Item B of the Basic Lease Provisions and for no other use or purpose without the prior consent of Lessor.

         6.      CONSTRUCTION.

                 (a) COMMENCEMENT. Commencing as of the date hereof and continuing until completion, Lessee shall construct a paved parking lot on the Premises sufficient to accommodate approximately one hundred fifty (150) cars in accordance with all applicable governmental laws, ordinances, regulations and other requirements. The Tenant shall be responsible for all costs associated with the design, permitting and construction of such improvements.

                 (b) FORCE MAJEURE. The time limits provided above for the commencement and completion of construction shall be extended for, and throughout such period of time as commencement and





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continuation of construction is prevented or delayed due to strikes, lockouts, acts of government, acts of God, wars, riots, civil insurrection or abnormal force of elements, provided in no event shall any extension of said period of time be deemed to have occurred unless Tenant shall have given written notice to Landlord within such period of time setting forth the facts giving rise to each such extension.

         7. RIGHT OF FIRST REFUSAL. Landlord hereby grants to Tenant an exclusive right of first refusal to acquire the Premises at any time during the period commencing on the date of this Lease and ending on the expiration of the term of this Lease extended by any Option Periods which have been exercised by Tenant. Landlord shall give Tenant thirty (30) days notice of receipt by Landlord of a bona fide option to purchase the Premises, which offer is acceptable to Landlord. During such thirty-day period, Tenant shall have the right to match such bona fide offer, in which event Tenant shall complete the purchase under the same terms and conditions as set forth in such bona fide offer.

         8. TAXES. Tenant shall be responsible for, and agrees to pay, no later than ten (10) days prior to delinquency, any and all taxes, assessments, levies, fees and other governmental charges of every kind and nature (hereinafter collectively called "TAXES"), levied or assessed by any municipal, county, state, federal or other taxing or assessing authority upon, against or with respect to (i) the Premises, (ii) all personal property of any kind, placed or installed upon or about the Premises, (iii) all alterations, additions or improvements by Tenant of every kind and nature, if any, made to the Premises, and (iv) rent or other charges payable by Tenant to Landlord but expressly excluding any general net income, franchise, inheritance or ad valorem taxes levied upon or payable by Landlord. Tenant shall, not later than the ten (10) day period described above or upon written request by Landlord if payment is made earlier, furnish to Landlord a copy of the receipted of tax bill or other proof of said payment. If any such charges are not paid when due, Landlord may pay the same, and any amount so paid by the Landlord shall thereupon become due to Landlord from Tenant as additional rent, together with interest thereon.

         9.      REPAIRS AND UPKEEP.

                 (a) NO OBLIGATIONS OF LANDLORD. Landlord shall not be required or obligated to make any changes, alterations, additions, improvements or repairs in, on or about the Premises or any part thereof, during the Term of this Lease.

                 (b) TENANT OBLIGATIONS. At all times during the term of this Lease, Tenant shall, at its sole cost and expense, keep and maintain the Premises and all improvements thereon and all facilities appurtenant thereto in a first-class condition, order and repair at least equal in quality to that maintained by other owners of such properties of similar class and condition in Orange County, California.

         10. UTILITY CHARGES. Tenant shall pay all charges for gas, water, sewer, electricity, telephone and other utility services used for the Premises during the Lease Term, and shall indemnify Landlord and the Premises from and against any such charges or liens arising therefrom.

         11.     INSURANCE.

                 (a) POLICY FORM AND EVIDENCE OF COVERAGE. All policies of insurance provided for herein shall be written as primary policies (without "contribution") with responsible and solvent insurance companies authorized to do business in California. Prior to the commencement of construction described in Section 6 above, Tenant shall supply Landlord a true and correct copy of all such policies or Certificates of Insurance actually reflecting the coverage required hereby, together with satisfactory evidence showing that all the premiums thereon have been paid, and thereafter as additional





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premiums become due, Tenant shall supply Landlord with satisfactory evidence that all such premiums have been paid. Notwithstanding anything to the contrary contained in this provision, Tenant's obligations to carry insurance as provided herein may be brought within the coverage of a so-called "blanket" policy or policies of insurance carried and maintained by Tenant, so long as such policy or policies segregate the amount of coverage applicable to the Premises.

         (b) TYPES AND LIMITS OF COVERAGE. Tenant, at its sole cost and expense, shall during the entire term hereof, procure, pay for and keep in full force and effect comprehensive general liability and property damage insurance with respect to the Premises and the operations of, or on behalf of Tenant in, on or about the Premises, including, but not limited to owned and non-owned automobile (vehicle) liability, personal injury, on or at the Premises for not less than One Million Dollars ($1,000,000) combined limit per occurrence for bodily injury, death and property damage liability.

         12.     DAMAGE AND DESTRUCTION.

                 (a) TENANT'S OBLIGATIONS. If any improvement erected by Tenant on the Premises or any part thereof, shall be damaged or destroyed, by any casualty during the term of this Lease, Tenant shall, at its own cost and expense, repair or restore the same according to the original plans thereof or according to such modified plans as shall previously be approved by a writing by Landlord.

                 (b) TENANT'S OPTION TO TERMINATE. Notwithstanding anything to the contrary contained in the preceding paragraph, if during the last two years of the Term or the Option Term any improvements shall be damaged by any casualty and the cost of repairing or restoring the same shall exceed the insurance proceeds payable for such damage, then Tenant shall have the option to be exercised within thirty (30) days after such event to repair or restore said improvement or terminate this Lease by written notice thereof to Landlord. Notwithstanding the above, the option to terminate under this paragraph may only be exercised if the Easement and Catellus Lease (as those terms are defined in Paragraph 16(b) below are also terminated).

         13. LIENS AND CLAIMS. Tenant shall not suffer or permit to be enforced against the Premises or any part thereof, or any of the improvements thereon, any mechanics', materialmens', contractors' or subcontractors' liens arising from any claim for damage growing out of the work of any construction, repair, restoration, replacement or improvement, or any other claim or damage howsoever the same may arise, but Tenant shall pay or cause to be paid all of such liens, claims or demands before any action is brought to enforce the same against said Premises. Notwithstanding the foregoing, if Tenant shall in its good faith contest the validity of any such lien, then Tenant shall, at its sole cost and expense, defend itself and Landlord against the same and shall pay and satisfy any adverse expense or cost or any adverse judgment that may be rendered thereon before the enforcement thereof against Landlord or the Premises, upon the condition that if Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount at least equal to such contested lien indemnifying Landlord against liability for the same, and holding the Premises free from the effect of such lien or if Landlord shall request, Tenant shall procure and record the bond provided for in the California Civil Code, or any comparable statute hereinafter enacted providing for the bond freeing the Premises from the effect of such lien.

         14. ASSIGNMENT AND SUBLETTING. Neither the Tenant nor any trustee, receiver or other successor to Tenant shall, either voluntarily or by operation of law, assign, sell, encumber, pledge or otherwise transfer all or any part of Tenant's leasehold estate hereunder, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees or sublet the Premises or any portion thereof without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld.





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         15.     DEFAULTS AND REMEDIES.

                 (a) DEFAULTS. The occurrence of any one or more of the following events shall constitute a default by Tenant: (i) abandonment of the Premises; (ii) failure by Tenant to make any payment of rent or other payment or charge required to be made by Tenant hereunder as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; or (iii) failure by Tenant to perform any other express or implied covenants or provisions herein contained and should such failure continue for thirty (30) days after written notice thereof from Landlord to Tenant specifying the particulars of such default, provided, further, that if the nature of Tenant's default is such that more than thirty
(30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion.

                 (b) REMEDIES. If any of such events of default shall occur, in addition to any or all other rights or remedies of the Landlord hereby or by law provided, Landlord may terminate Tenant's rights to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant damages as set forth in Section 1951.2 of the California Civil Code.

         16.     SURRENDER, REMOVAL AND TITLE TO IMPROVEMENTS.

                 (a) STATUS OF IMPROVEMENTS. Upon expiration or other termination of this Lease, Landlord may require Tenant, at its expense, to promptly and diligently remove, demolish and/or clear off from the Premises all or any designated portion of the improvements and other property of whatsoever nature placed or owned by Tenant or its successor-in-interest thereon, whether or not affixed to the Premises or to any improvements thereon, and after such removal or clearance, Tenant shall restore the surface of the ground to a grade properly filled, level and in uniform condition, free from all excavations and debris. Rent, as provided in Paragraph 4 above, shall continue until the removal and restoration is completed.

                 (b) TERMINATION OF EASEMENT. Landlord and Tenant hereby acknowledge that a Grant of Easement for Parking, Use and Maintenance ("EASEMENT") dated of even date herewith has been executed by Landlord and Catellus Development Corporation, a Delaware corporation, ("CATELLUS") at the request of Tenant herein. Further, Landlord and Tenant hereby acknowledge that Tenant has executed that certain lease of even date herewith with Catellus describing certain real property commonly referred to as 14352 Franklin Avenue, Tustin, California ("CATELLUS LEASE"). Tenant and Landlord hereby agree that the Easement shall be terminated concurrently with expiration or earlier termination of this Ground Lease and the Catellus Lease. Any failure by Tenant to cause the termination of the Easement in the manner set forth above shall be deemed a material default under this Ground Lease and Tenant shall be liable for direct damages caused by such default suffered by Landlord.

         17.     CONDEMNATION.

                 (a) TOTAL TAKING. If during the term hereof there shall be a total taking by a public authority under the power of eminent domain, then the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the date of actual and physical possession thereof shall be taken.

                 (b) PARTIAL TAKING. If during said term there shall be a partial taking of the Premises, this Lease shall terminate as to the portion of the Premises taken on the date when actual possession is taken pursuant to said eminent domain proceedings, but said Lease shall continue in full force and effect as to the remainder of said





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Premises.  The Basic Rent payable by Tenant for the balance of said term shall be abated in the ratio that the square footage of the ground area of the Premises taken bears to the total ground area of said Premises at the time of such taking. In the event of such taking, Tenant may, in its sole and absolute discretion, terminate this Lease as of the date of such partial taking.

                 (c) ALLOCATION OF AWARD. All compensation and damages awarded for the taking of the Premises or any portion thereof shall be apportioned between Landlord and Tenant in the manner set forth in California law or as provided by the condemning authority.

         18.     MISCELLANEOUS PROVISIONS.

                 (a) NOTICES. Any notice, election, demand or other communication to be given by either party to the other hereunder may be delivered in person to an authorized representative of the other party, or may be deposited in the United States mail, duly registered or certified, with postage prepaid, return receipt requested and addressed to the party for whom intended as follows:

                 If to Landlord:  at the address set forth in the Basic
                                  Lease Provisions of this Lease.

                 If to Tenant:    at the address set forth in the Basic
                                  Lease Provisions of this Lease.

Either of the parties hereto may hereafter respectively designate another address as provided above. Service of any such written notice shall be deemed complete at the time of such personal delivery or within two (2) days after the mailing thereof as hereinabove provided.

                 (b) ENTIRE AGREEMENT. This Lease covers in full each and every agreement of every kind and nature whatsoever between the parties hereto concerning the Premises, and all preliminary negotiations and agreements of whatsoever kind with respect to the Premises, except those contained herein, are superseded and of no further force or effect.

                 (c) AMENDMENT TO LEASE. No amendment or other ratification of this Lease shall be effective unless in a writing signed by Tenant and Landlord.

                 (d) CONTROLLING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of California.

                 (e) TIME IS OF THE ESSENCE. Time is of the essence of each provision of this instrument of which time is an element.

                 (f) SEVERABILITY OF PROVISIONS. If any term, covenant or condition of this Lease or the application thereof to any entity or circumstance shall be invalid or unenforceable, the remainder of this Lease shall not be affected thereby.

                 (g) ATTORNEYS' FEES. In the event any action is brought by Landlord or Tenant against the other to enforce the breach of any of the terms, covenants or conditions contained in this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees to be fixed by the court, together with costs of the suit therein incurred.

                 (h) SUCCESSORS AND ASSIGNS. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective heirs, executors, legal representatives, successors and assigns.

                 (i) CONTINGENCY. The enforceability of this Lease Agreement between Landlord and Tenant is specifically conditioned upon the following conditions precedent, which shall be deemed satisfied by Tenant in its sole, absolute and unfettered discretion:





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                          1.      Physical inspection of the property,
including inspection of the soils and environmental condition of the Premises.

                          2.      The issuance by the City of Tustin of a
conditional use permit for use of the Premises as a parking lot and use of that certain real property located at 14352 Franklin Avenue, Tustin, California by Tenant which permitted use shall be subject to the prior review and approval by Tenant in its sole, unfettered and absolute discretion.

                          3.      The successful execution of the Lease for the
property located at 14352 Franklin Avenue, Tustin, California.

                          4.      Approval of this Lease by the Board of
Directors of Tenant.

                          5.      The execution by all necessary parties of
that certain agreement entitled "Limited Secondary Agreement to Remove Improvements" by and between Landlord and Catellus Development Corporation.

These conditions precedent shall be deemed satisfied upon receipt of written notice of such satisfaction delivered to Landlord by Tenant. If these conditions are not satisfied, Tenant may elect to cancel this Lease upon written notice to Landlord at any time thereafter.

                 (j) SECURITY DEPOSIT. Upon the mutual execution of this Lease, Tenant shall deposit with Landlord the Security Deposit (as defined in the Basic Lease Provisions) and shall make an additional deposit of the first month's rent ("FIRST MONTH'S RENT"). Such Security Deposit shall act as the last month's rent under this Lease and shall insure the due, full and complete performance by Tenant of all of the terms, covenants and conditions contained in this Lease. The Security Deposit shall be applied to the last month's rent and therefore Tenant shall not be required to make the last monthly rent payment under this Lease. The First Month's Rent shall apply to the Basic Rent for the first month of the Lease Term.

                 (k) COOPERATION. Tenant shall obtain from the City of Tustin a conditional use permit to utilize the Premises as a parking lot. Landlord shall cooperate with Tenant, render all reasonable assistance to Tenant, and execute any documents reasonably requested by Tenant in order for Tenant to obtain such conditional use permit.

                 IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date and year first above written.

                                        "LANDLORD"

                                        /s/ RICHARD D. CHEEK, TRUSTEE
                                        ----------------------------
                                        Richard D. Cheek, Trustee under
                                        The Cheek Family Trust "D" utd
                                        March 1, 1995


                                        /s/ ROBERT D. CHEEK, TRUSTEE
                                        ---------------------------
                                        Robert D. Cheek, Trustee under
                                        The Cheek Family Trust "D" utd
                                        March 1, 1995


                                        /s/ DANIEL S. CHEEK, TRUSTEE
                                        ----------------------------
                                        Daniel S. Cheek, Trustee under
                                        The Cheek Family Trust "D" utd
                                        March 1, 1995



                                        "TENANT"

                                        PairGain Technologies, Inc.,
                                        a Delaware corporation


                                        By: /s/ CHARLES W. MCBRAYER
                                            -----------------------
                                            Name: Charles W. McBrayer
                                            Its: Chief Financial Officer



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               LIMITED SECONDARY AGREEMENT TO REMOVE IMPROVEMENTS

        THIS AGREEMENT is made as of the 31st day of December 1996 ("Effective Date") by and between CATELLUS DEVELOPMENT CORPORATION, a Delaware corporation ("Catellus") and RICHARD CHEEK, ROBERT D. CHEEK, AND DANIEL S. CHEEK, all Trustees of THE CHEEK FAMILY TRUST "D" UDT March 1, 1995 (the "Cheek Trust").

                                    RECITALS

        A. Catellus is the owner of that certain real property commonly known 14352 Franklin Ave., Tustin, California, as more particularly described on Exhibit A attached hereto and made a part hereof by this reference (the "Catellus Property").

        B. The Cheek Trust is the owner of that certain real property located in the City of Tustin, California, as more particularly described on attached hereto and made a part hereof by this reference (the "Cheek Property"), which property is located near the Catellus Property.

        C. Catellus has or intends to enter into a lease (the "Building Lease") with PairGain Technologies, Inc., a Delaware corporation ("PairGain") whereby PairGain intends to construct certain improvements (the "Tenant Improvements") to the existing Building on the Catellus Property for use by PairGain during the term of the Building Lease. As a condition to allowing such Tenant Improvements to be constructed, the City of Tustin has required that PairGain obtain additional parking and has required that the parking rights be evidenced by a Grant of Easement to be recorded on the Cheek Property. Accordingly, PairGain has entered into a lease (the "Ground Lease") with the Cheek Trust for use of the Cheek Property as a parking lot.

        D. Catellus has required as a part of the Building Lease and related documentation, that, among other things, PairGain (a) remove the Tenant Improvements in accordance with the provisions of the Building Lease at the termination or expiration of the Building Lease, and (b) indemnify and hold Catellus free and harmless from any and all costs, damages, liabilities, or consequences, whether monetary or otherwise, resulting from the building of the Tenant Improvements, the Conditional Use Permit from the City of
Tustin, and the Ground Lease.

        E. It is the intent of the parties that the Ground Lease be terminated upon termination or expiration of the Building Lease.

        F. The Cheek Trust desires the assurance of Catellus that in the event PairGain defaults in its obligation to remove the improvements such that the Ground Lease can be terminated and any encumbrance relating thereto may be removed from the title to the Cheeks Property, and Catellus is willing to give such assurance on the limited terms of this Agreement.

        NOW THEREFORE, the parties agree as follows:

1.      AGREEMENT TO REMOVE IMPROVEMENTS

        Catellus hereby agrees that in the event PairGain fails to remove the Tenant Improvements and restore the Premises to the termination condition called for in the Building Lease on or before ninety (90) days from the expiration or termination of the Building Lease, including any extensions or options thereof, Catellus will promptly undertake and pursue to completion the removal of such improvements and restoration to the condition called for in the Building Lease at its cost and expense; provided however, that such undertaking on the part of Catellus shall in no way be deemed a waiver of its rights to indemnity from PairGain nor of the primary responsibility of PairGain with respect to such removal. Further, notwithstanding the foregoing, Catellus shall not have any obligation or responsibility with respect to removal of any portion of the Tenant Improvements nor restoration which is not required as a condition by the City of Tustin to consenting to and permitting the termination of the Ground Lease and the removal of the encumbrance related to the grant of an easement for parking in connection therewith.

2.      AGREEMENT FOR SOLE BENEFIT OF THE CHEEK TRUST.

        This Agreement is intended for and strictly limited to the Cheek Trust and its successors-in-interest to the Cheek Property. Nothing in this agreement shall be construed as granting any other party, including but not limited to PairGain and the City of Tustin, any right to enforce or benefit from this agreement.

3.      SECONDARY, NOT PRIMARY OBLIGATION.

        The agreement of Catellus shall be deemed secondary to the obligation of PairGain directly to The Cheek Trust, and Catellus shall not be deemed the primary obligor for the removal of the Tenant Improvements. The Cheek Trust shall look first to PairGain for removal and restoration sufficient to result in the Ground Lease termination and reconveyance of the easement encumbering the Cheeks Property related thereto.

4.      NO REPRESENTATION OR WARRANTY.

        No representation or warranty, of any nature or kind, is made by Catellus except for the limited agreement to remove the Tenant Improvements as specifically set forth herein.

5.      GENERAL PROVISIONS.

        This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, and all of which shall constitute one Agreement to be effective as of the Effective Date. In the event any action is brought to enforce or interpret any of the terms and provisions of this Agreement, the "prevailing party" in such action shall be entitled to recover, as an element of costs of suit and not as damages, reasonable costs and expenses, including but not limited to taxable costs and reasonable attorneys' fees. Each of the undersigned shall have joint and several liability for each and every obligation set forth herein. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties and their successors and assigns agree to execute any and all documents reasonably advisable and/or necessary to effectuate the terms and intent of this Agreement. If any provision of this Agreement as applied to any party or circumstance shall be adjudged by a court to be void and unenforceable, the same shall in no way affect any other provision of this Agreement or the validity and enforceability of the Agreement as a whole. This Agreement shall be governed by the laws of the State of California.

        "Catellus"              CATELLUS DEVELOPMENT CORPORATION
                                a Delaware corporation

                                By      /s/ ANA MARIA PEREZ
                                  ------------------------------------------
                                  Its   Vice President
                                     ---------------------------------------

        "The Cheeks Trust"      THE CHEEK FAMILY TRUST "D" UDT MARCH 1, 1995

                                By      /s/ RICHARD D. CHEEK, TRUSTEE
                                  ------------------------------------------
                                        Richard D. Cheek, Trustee

                                By      /s/ ROBERT D. CHEEK, TRUSTEE
                                  ------------------------------------------
                                        Robert D. Cheek, Trustee

                                By      /s/ DANIEL S. CHEEK, TRUSTEE
                                  ------------------------------------------
                                        Daniel S. Cheek, Trustee

READ, APPROVED, and AGREED TO:

PAIRGAIN TECHNOLOGIES, INC.,
a Delaware corporation

By  /s/ CHARLES W. McBRAYER
  -----------------------------
  Its   CFO
      -------------------------



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